DAY PITNEY LLP

BOSTON CONNECTICUT NEW JERSEY NEW YORK WASHINGTON, D.C.

DAVID S. SAGER
Attorney At Law

Mail To: P.O. Box 1945 Morristown, NJ 07962
Deliver To: 200 Campus Drive Florham Park, NJ 07932
T: 973-966-8121 F: (973) 966 1015
dsager@daypitney.com

May 23, 2007

VIA HAND DELIVERY

Honorable Stanley R. Chesler, U.S.D.J.
United States District Court
District of New Jersey
U.S. Post Office & Courthouse Bldg.
Room 417
Newark, NJ 07101

Re: Key Pharmaceuticals, Inc. v. Hercon Laboratories
Civil Action No. 07-2003 (SRC) (CCC)

Dear Judge Chesler:

This firm represents Key Pharmaceuticals, Inc. ("Key"). Enclosed please find an original and one copy of a Consent Judgment. If satisfactory to the Court, please execute and enter the Consent Judgment.

Thank you for Your Honor's consideration.

Respectfully yours,

DAVID S. SAGER

Enclosure

cc: Michael H. Traison, Esq. (via e-mail; with enclosure)
Richard A. Gaffin, Esq. (via e-mail; with enclosure)

DAY PITNEY LLP
(mail to) P.O. Box 1945, Morristown, NJ 07962-1945
(deliver to) 200 Campus Drive, Florham Park, NJ 07932-0950
973-966-6300
Attorneys for Plaintiff
Key Pharmaceuticals, Inc.

MILLER, CANFIELD, PADDOCK and STONE, PLC
150 West Jefferson, Suite 2500, Detroit, MI 48226-4415
313-963-6420
Attorneys for Defendant
Hercon Laboratories Corporation

UNITED STATES DISTRICT COURT
DISTRICT OF NEW JERSEY

KEY PHARMACEUTICALS, INC., a Florida Corporation, Plaintiff, v. HERCON LABORATORIES CORP., a Delaware Corporation, Defendant.	Honorable Stanley R. Chesler Case No. 07-cv-2003 (SRC) **FINAL JUDGMENT ON CONSENT**

THIS MATTER having been opened to the Court by Day Pitney LLP, attorneys for plaintiff Key Pharmaceuticals, Inc. ("Key"), with the consent of defendant Hercon Laboratories Corp. ("Hercon") and its attorneys, Miller, Canfield, Paddock and Stone, P.L.C., and it appearing that Hercon and Key willingly agreed to execute this Consent Judgment on the terms set forth herein; and it appearing that Key and Hercon agreed that this Consent Judgment shall be

enforceable by Key and its successors and assigns, against Hercon and its successors and assigns; and it appearing that Hercon intends to wind down and cease its business operations over a period of ninety (90) days commencing on May 17, 2007; and it appearing that, as part of its plan to cease business operations, Hercon seeks to re-commence operations pursuant to a March 13, 2000 License Agreement between Hercon and Key (the "License Agreement"), whereby Key granted Hercon a non-exclusive license under United States Patent No. 5,186,938, entitled "Adhesive Transdermal Dosage Layer" (the "938 Patent") to manufacture, use, import, and sell drug-in-adhesive transdermal nitroglycerin patch products (the "Hercon Product") in the United States, in order to maximize the value of its assets and inventory for the benefit of its creditors; and it appearing that Hercon terminated the License Agreement on or about April 26, 2007 due to, among other reasons, Hercon's failure to report sales to Key and Hercon's failure to pay royalties due and owing to Key for sales of the Hercon Product in an amount exceeding $8,000,000.00; and it appearing that Hercon entered into an agreement with McTevia & Associates, LLC, dated May 4, 2007 (the "Trust Mortgage"), authorizing McTevia & Associates, LLC to act as Trustee to preserve the value of Hercon's assets; and it appearing that Hercon has willingly executed this Consent Judgment; and good cause appearing;

IT IS on this ______ day of May, 2007,

ORDERED that judgment be and the same is hereby entered in favor of Key and against Hercon in the amount of $8,000,000.00; and it is further

ORDERED that, if Hercon pays Key $500,000.00 in immediately available funds contemporaneous with the execution of this Agreement, Hercon shall be granted a limited right to operate under the License Agreement effective on the date of entry of this Final Judgment On Consent, which right shall expire on August 16, 2007; and it is further

ORDERED that Hercon's right, to recommence sales and operate Hercon's business shall be solely for the purpose of winding down Hercon's operations and maximizing the value of Hercon's assets; and it is further

ORDERED that, upon the expiration of Hercon's limited right to operate under the License Agreement on August 16, 2007, Hercon, its parents, affiliates, subsidiaries, directors, officers, agents, servants, employees and attorneys, and all those who act in concert or participation with them, shall be permanently restrained and enjoined from infringing any of the claims of the '938 Patent in any manner and from manufacturing, using, importing, and/or selling Hercon Product; and it is further

ORDERED that if Key receives the $500,000 from Hercon, as described above, in partial satisfaction of Hercon's obligation and subject to the terms and conditions of this Final Judgment by Consent, then (a) the amount of the Judgment shall be reduced to $7,000,000.00 and (b) Key shall forebear on its right to enforce this Judgment up to and including August 16, 2007 (except for its ability to take discovery in aid of execution); provided, however, that Key's agreement to forebear is conditioned on (a) Hercon's compliance with the terms of the License Agreement and this Final Judgment On Consent (including reporting of revenue and payment of royalties as they become due in accordance with the License Agreement), (b) Hercon maintaining the Trust Mortgage in force, (c) Hercon maintaining James McTevia as Chief Restructuring Officer in place, and (d) Hercon's representation that there are no other creditors of Hercon; and it is further

ORDERED that any additional payments made to Key by Hercon or on Hercon's behalf up to and including August 16, 2007 in partial satisfaction of this Judgment (and not including any royalties or other financial obligations incurred as a result of Hercon's operation pursuant to

the limited license granted under this Judgment) shall reduce the amount of the Judgment by twice as much as such payment made; and it is further

ORDERED, that if any monies paid to Key in satisfaction of this Judgment are set aside as a preference or otherwise ordered to be disgorged from Key under 11 U.S.C. §§ 547 and/or 544, the full amount of this Judgment shall be due and owing, reduced only by twice the amount of payments made in partial satisfaction of this Judgment that are not set aside as a preference or otherwise disgorged from Key; and it is further

ORDERED that, notwithstanding any stay of enforcement of this Judgment, Key may take any and all discovery to which it is entitled in aid of execution of this Judgment; and it is further

ORDERED that Key shall be entitled to recover its reasonable attorneys' fees and costs incurred in any action to enforce this Final Judgment by Consent; and it is further

ORDERED that the agreement by Key to forbear from enforcing, and not to seek the enforcement of, this Judgment at any time prior to August 17, 2007, includes Key's agreement not to file, or aid or assist any third party in filing, a petition against Hercon under Title 11 of the United States Code at any time before, on or after August 17, 2007, subject to Hercon's compliance with this Consent Judgment; and it is further

ORDERED that the above-captioned action shall be and hereby is dismissed with prejudice and that the Court shall retain jurisdiction over this matter for the purposes of enforcing this Judgment.

____
Honorable Stanley R. Chesler
United States District Judge

WE HEREBY CONSENT TO THE FORM AND ENTRY OF THIS JUDGMENT:

DAY PITNEY LLP
Attorneys for Plaintiff
Key Pharmaceuticals, Inc.

By: ______________________
David S. Sager
A Member of the Firm

Dated: May 23, 2007

MILLER, CANFIELD, PADDOCK and STONE, PLC
Attorneys for Defendant
Hercon Laboratories Corp.

By: Richard A Gums for
Michael S. Trason

Dated: May 23, 2007

McTEVIA & ASSOCIATES, LLC
Trustee pursuant to Trust Mortgage

By: ______________________
James V. McTevia
Managing Member

Dated: May 23, 2007

HERCON LABORATORIES CORP.

By: Ronald J Burghauser

Title: CHIEF FINANCIAL OFFICER

Dated: May 23, 2007

GRLIB:515893.2\059602-00014